Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (together with the exhibits and schedules attached hereto, this “Agreement”), dated as of August 20, 2025, is by and among The RealReal, Inc., a Delaware corporation (the “Issuer”) and each of the undersigned (each, a “Noteholder Party,” and collectively, the “Noteholder Parties”), for itself and (if applicable) on behalf of the beneficial owners for whom the Noteholder Party holds contractual and investment authority listed on Schedule I hereto (each, an “Account,” and collectively, the “Accounts”) (each Account, as well as any Noteholder Party, if applicable, in its capacity as holder of Existing Notes (as defined below), a “Holder”), in respect of the 1.00% Convertible Senior Notes due 2028 (the “Existing Notes”) issued by the Issuer under that certain Indenture, dated as of March 8, 2021, by and between the Issuer and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Existing Indenture” and U.S. Bank Trust Company, National Association, the “Existing Trustee”). The Issuer and the Noteholder Parties are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, it is contemplated that the Noteholder Parties will, and will cause each other Holder to, deliver to the Issuer the aggregate principal amount of the Existing Notes beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each Holder specified for such Holder on Schedule I, to be exchanged on the date hereof (such Existing Notes, the “Exchanged Notes,” and such exchange, the “Exchange”) for certain 4.00% Convertible Senior Notes due 2031 to be issued by the Issuer pursuant to that certain Indenture, dated as of February 10, 2025, by and between the Issuer and U.S. Bank Trust Company, National Association (such indenture, the “New Indenture”, and such notes, the “New Notes”); and

WHEREAS, the Parties are entering into this Agreement to provide for the terms and conditions of the Exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Section 1. Definitions. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to such terms in the New Indenture.

Section 2. Representations and Warranties of the Noteholder Parties. Each Noteholder Party (for itself and on behalf of each applicable Holder) hereby represents and warrants, severally and not jointly, to the Issuer that the following statements are true and correct as of the date hereof:

(a) Such Noteholder Party and each such applicable Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all necessary corporate or similar power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the Exchange. The execution and delivery of this Agreement by such Noteholder Party and the performance of its and each such applicable Holder’s obligations hereunder has been duly authorized by all necessary corporate or similar action on the part of such Noteholder Party and each such applicable Holder, as applicable. No other votes, written consents, actions or proceedings by or on behalf of such Noteholder Party or any such applicable Holder are necessary to authorize this Agreement or the performance of its or their obligations hereunder, except where not reasonably likely to have a material adverse effect on the ability of such Noteholder Party or any such applicable Holder to perform its obligations under this Agreement or the transactions contemplated hereby. If such Noteholder Party is executing this Agreement on behalf of Accounts, such Noteholder Party has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and to bind, each Account.

(b) This Agreement has been duly and validly executed and delivered by such Noteholder Party. This Agreement constitutes the valid and binding obligation of such Noteholder Party, enforceable against such Noteholder Party in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance of this Agreement by such Noteholder Party, and such Noteholder Party’s compliance with the provisions hereof and the consummation of the Exchange will not (with or without notice or lapse of time, or both): (i) violate, conflict with or result in a breach of or default under any provision of such Noteholder Party’s or any of such applicable Holder’s organizational or governing documents (or any similar documents governing such applicable Accounts); (ii) violate, conflict with or result in a breach of or default under any law, regulation or governmental or judicial decree, injunction or order applicable to such Noteholder Party or any such applicable Holder or any of their respective assets; or (iii) require any consent or approval under, violate, conflict with or result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on such Noteholder Party or any such applicable Holder, except, in the case of clause (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the ability of such Noteholder Party or any such applicable Holder to perform its obligations under this Agreement or the transactions contemplated hereby.

(d) The aggregate principal amount of Exchanged Notes beneficially owned by each Holder, as of the date hereof, together with participant information at The Depository Trust Company (“DTC”) with respect to such Exchanged Notes, is set forth on Schedule I hereto. (i) Each Holder has good, valid and marketable title to such Exchanged Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) (other than encumbrances imposed by applicable securities laws and/or pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated and released prior to or at the Exchange); (ii) no such Holder has, in whole or in part, except as described in the preceding clause (i) and pursuant to this Agreement, (A) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in or to its Exchanged Notes or (B) given any person or entity (other than such applicable Noteholder Party, its agents or investment manager) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; and (iii) each such Holder (or the Noteholder Party on its behalf if such Holder is an Account) has the sole right to dispose or direct the disposition of the Exchanged Notes being exchanged by such Holder hereunder. Upon each such Holder’s delivery of its Exchanged Notes to the Issuer pursuant to the Exchange, good, valid and marketable title to such Exchanged Notes shall vest in the Issuer free and clear of all Liens created by the Noteholder Party or such Holder. The Exchanged Notes are free and clear of any restrictions on transfer, taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

(e) Each Holder is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act or (ii) a non-“U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act. Such Noteholder Party and each Holder is aware that the issuance of New Notes is being made in reliance on a private placement exemption from registration under the Securities Act.

(f) Such Noteholder Party will acquire the New Notes for the applicable Accounts and not with a view toward, or for sale in connection with, any distribution thereof in violation of securities or “blue sky” law of any state, or with any present intention of distributing or selling the New Notes in violation of the Securities Act. Each Noteholder Party agrees not to (and agrees to cause each applicable Holder not to) reoffer or resell the New Notes except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(g) Such Noteholder Party acknowledges and agrees for the benefit of the Issuer (including for the benefit of any person acting on behalf of the Issuer in connection with this Agreement and the transactions set forth herein, including, without limitation, Moelis & Company LLC, who is acting as a financial advisor to the Issuer (the “Financial Advisor”) or any other advisor to the Issuer) that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Financial Advisor, any of its Affiliates or any of its or their control persons, officers, directors or employees, in making the exchange of the Exchanged Notes or decision to exchange the Exchanged Notes, (ii) the Financial Advisor is in possession of information about the Issuer (including material non-public information) that may impact the value of the Existing Notes and/or the New Notes and (iii) none of the Financial Advisor, any of its Affiliates or any of its or their control persons, officers, directors or employees shall be liable with respect to any transaction in connection with its exchange of the Exchanged Notes (including the Exchange); provided, however, that in no event shall any waivers, discharges and releases provided herein apply in respect of the Issuer as to the Issuer’s fraud or willful misconduct.

(h) Such Noteholder Party acknowledges that the Issuer does not intend to register the New Notes, any offer or sale thereof or the Exchange under the Securities Act or the Exchange Act or securities or “blue sky” laws of any state.

(i) Such Noteholder Party acknowledges and agrees for the benefit of the Issuer and the Financial Advisor on behalf of itself and each such applicable Holder that (i) such Noteholder Party has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Issuer’s filings and submissions with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act (the ‘SEC Documents”), (ii) the Issuer is in possession of information about the Issuer (including material non-public information) that may impact the value of the Existing Notes and/or the New Notes and may not be included in the information available to such Noteholder Party, (iii) notwithstanding any such informational disparity, such Noteholder Party has had the opportunity to ask questions of and receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the Issuer, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Exchange, has independently evaluated the risks and merits regarding the transactions contemplated by this Agreement (including, for the avoidance of doubt, with respect to the Exchange and the New Notes) and wishes to enter into this Agreement and consummate the transactions contemplated hereby in accordance with its terms, including the Exchange, (iv) each Noteholder Party and any such applicable Holder has had a sufficient amount of time to consider whether to participate in the Exchange and neither the Issuer nor any of its representatives has placed any pressure on any such Noteholder Party or any such applicable Holder to respond to the opportunity to participate in the Exchange, (v) neither the Issuer nor any other person acting on behalf of the Issuer, including, without limitation, any financial advisor of any of the foregoing (including the Financial Advisor), is acting as a fiduciary, financial or investment advisor to such Noteholder Party or any such applicable Holder, or has made or is making any representation or warranty to such Noteholder Party, any such applicable Holder or any other person, whether express or implied, of any kind or character (including, without limitation, as to the accuracy or completeness of any information, the creditworthiness of the Issuer or the transactions contemplated by this Agreement), and (vi) neither such Noteholder Party nor any such applicable Holder is relying upon, nor has relied upon, any statement, advice (whether legal, regulatory, tax, credit, accounting, business, financial or other), representation or warranty made by the Issuer or any other person regarding the transactions contemplated by this Agreement or otherwise, except, in the case of clauses (v) and (vi), for the statements, representations and warranties expressly made by the Issuer in this Agreement and in the SEC Documents. Such Noteholder Party has such knowledge and experience in financial and business matters as to be capable of independently evaluating the merits and risks of its prospective investment in the New Notes; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; acknowledges that investment in the New Notes involves a high degree of risk; has, independently and without reliance upon the Issuer or the Financial Advisor, made its own analysis and decision to participate in the Exchange on the terms and conditions set forth in this Agreement; has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Exchange; and was given a meaningful opportunity to negotiate the terms of the Exchange.

(j) Such Noteholder Party acknowledges and agrees for the benefit of the Issuer and the Financial Advisor that such Noteholder Party and each such applicable Holder has (i) had the opportunity to consult with its respective legal, regulatory, tax, credit, accounting, business and financial advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange and (ii) made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, accounting, business and financial considerations with respect to the Issuer, the Existing Notes and the New Notes in connection with its acquisition of the New Notes contemplated hereby, including, without limitation, whether it will result in any adverse tax consequences to each such applicable Holder.

(k) Such Noteholder Party is not and will not, nor are or will any of the applicable Holders be, a party to any agreement, arrangement or understanding with any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof, which could result in such Noteholder Party or any of the applicable Holders having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the Exchange.

(l) The sole consideration paid, given or otherwise provided to the Issuer for the New Notes consists of the Exchanged Notes delivered to the Issuer pursuant to the terms hereof. Such Noteholder Party and each such applicable Holder expressly acknowledges that upon issuance and delivery, as applicable, of the New Notes by the Issuer, the obligations of the Issuer to such Noteholder Party and each such applicable Holder in respect of the Exchanged Notes shall have been satisfied in full.

(m) Such Noteholder Party and each such applicable Holder is not, nor has been at any time during the consecutive three (3) month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (solely for the purposes of this clause (m), each, an “Affiliate”) of the Issuer.

(n) Such Noteholder Party and each such applicable Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with them has, disclosed to a third party (except for its agents, representatives (including legal counsel) and investment manager) any information regarding the Exchange nor engaged in any transactions in the securities of the Issuer (including, without limitation, any Short Sales (as defined below) involving any of the Issuer’s securities) from the time that such investment professionals affiliated with the Noteholder Party (i.e., persons other than compliance personnel) were wall-crossed by either the Issuer or the Financial Advisor regarding the Exchange or this Agreement to the date of this Agreement. Such Noteholder Party covenants that neither it nor any applicable Holder, nor any person acting on its or their behalf or pursuant to any understanding with it or them shall disclose to a third party (except for its agents, representatives (including legal counsel) and investment manager) any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Issuer (including Short Sales) prior to the earlier of (i) the time the Exchange is publicly disclosed by the Issuer and (ii) the Disclosure Time (as defined below). “Short Sales” include all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers, in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).

(o) Such Noteholder Party and each such applicable Holder expressly acknowledges that it is not participating in the Exchange on the basis of any advertising or, to its knowledge, general solicitation within the meaning of Rule 502(c) of the Securities Act.

Section 3. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Noteholder Parties that the following statements are true and correct as of the date hereof:

(a) The Issuer is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all necessary corporate or similar power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the Exchange. The execution and delivery of this Agreement by the Issuer and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on the part of the Issuer. No other votes, written consents, actions or proceedings by or on behalf of the Issuer are necessary to authorize this Agreement or the performance of its obligations hereunder.

(b) This Agreement has been duly and validly executed and delivered by the Issuer. This Agreement constitutes the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery or performance of this Agreement by the Issuer, the Issuer’s compliance with the provisions hereof and the consummation of the Exchange will not (with or without notice or lapse of time, or both): (i) violate, conflict with or result in a breach of or default under any provision of the organizational or governing documents of the Issuer; (ii) violate, conflict with or result in a breach of or default under any law, regulation or, with notice, stock exchange rule, or governmental or judicial decree, injunction or order applicable to the Issuer; or (iii) require any consent or approval under, violate, conflict with or result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on the Issuer or on any of its properties or assets (including, without limitation, any indentures, credit facilities or agreements under which the Issuer has issued debt securities or has outstanding indebtedness), except, in the case of clause (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Issuer or its subsidiaries, taken as a whole, or on the ability of the Issuer to timely perform its obligations under this Agreement or the transactions contemplated hereby (a “Material Adverse Effect”).

(d) The New Notes to be issued by the Issuer to the Holders under this Agreement pursuant to the New Indenture will, upon issuance thereof, have been duly authorized for issuance pursuant to this Agreement and the New Indenture and, upon issuance thereof, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the New Indenture and delivered in exchange for the Exchanged Notes, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the New Indenture.

(e) The New Indenture entered into in connection with the issuance of the New Notes and the shares of Common Stock issuable upon conversion of the New Notes (the “Conversion Shares”), have been duly authorized by the Issuer and the New Indenture constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f) The Conversion Shares have been reserved by the Issuer (and the Issuer shall maintain such reservation of the Conversion Shares while the New Notes remain outstanding) and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights that have not been irrevocably waived or validly excluded.

(g) Assuming the accuracy of the representations and warranties of the Noteholder Parties contained in Section 2 hereof and each Noteholder Party’s compliance with Section 4(a) hereof, the New Notes will be issued pursuant to and in compliance with an applicable exemption or exemptions from registration under the Securities Act.

(h) The execution, delivery and performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, the consummation of the Exchange) do not and will not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to (with or without due notice, lapse of time, or both), any governmental authority, other than (i) Current Reports on Form 8-K that may be filed or furnished by the Issuer with respect to the Exchange, (ii) such as have been made or obtained and are in full force and effect, (iii) any registration, filings or notices that are required for compliance with any applicable securities or “blue sky” laws of any state and (iv) such registrations, filings, consents, approvals, notices or other actions that, if not obtained or made, would not reasonably be likely to have a Material Adverse Effect.

(i) The common stock of the Issuer, par value $0.00001 per share (the “Common Stock”), is registered pursuant to Section 12(b) of the Exchange Act and listed on The Nasdaq Global Select Market, and the Issuer has taken no action designed to, or which, to the knowledge of the Issuer, is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Select Market, nor has the Issuer received as of the date of this Agreement any notification or any other relevant evidence which indicates that the SEC or The Nasdaq Global Select Market is contemplating terminating such registration or listing. As of the date hereof, the Conversion Shares shall have been approved for listing on the Nasdaq Global Select Market.

(j) There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Issuer, threatened, against the Issuer, except any of the foregoing that is not reasonably likely to have a Material Adverse Effect.

(k) As of the date of this Agreement, the reports filed by the Issuer with the SEC since December 31, 2023 do not, (i) when taken as a whole, include an untrue statement of material fact or (ii) omit to state a material fact necessary in order to make the statements therein, when taken as a whole and in the light of the circumstances under which they were made, not misleading. The Issuer represents that, as of the date hereof, no material event or circumstance has occurred, which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Issuer but which has not been so publicly announced or disclosed.

(l) There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Issuer, threatened, against the Issuer that would reasonably be expected to impede the consummation of the Exchange.

(m) No Event of Default (as defined in the Existing Indenture) has occurred that is continuing as of the date hereof.

(n) The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

Section 4. Covenants.

(a) Each Noteholder Party covenants and agrees that neither it nor any applicable Holder will sell any of the New Notes to be received by it or them pursuant to this Agreement unless such sale has been registered under the Securities Act and applicable state securities laws or an exemption from registration is available for such sale.

(b) The Issuer will be responsible for payment of any transfer, documentary, court, stamp or similar taxes (“Transfer Taxes”) imposed with respect to the exchange of the Exchanged Notes, except (i) to the extent attributable to the Noteholder Party instructing the Issuer to register the New Notes in the name of a person other than the applicable Holder, in which case the Noteholder Party will be responsible for the payment of any Transfer Taxes imposed with respect to the exchange of the Exchanged Notes or (ii) to the extent imposed for any reason other than the transfer of the Exchanged Notes to the Issuer in exchange for the New Notes.

(c) The Issuer shall be entitled to deduct and withhold such amounts as are required to be deducted and withheld under applicable U.S. federal, state, local and foreign tax law (including U.S. federal backup withholding) with respect to the transactions contemplated by this Agreement. To the extent any amounts are so deducted and withheld and paid over to the applicable taxing authority, such amounts shall be treated for all purposes of this Agreement as having been made to the person in respect of whom such deduction and withholding was made.

(d) Each Noteholder Party and each Holder, as applicable, covenants and agrees that it shall, upon request, promptly execute and deliver any additional documents reasonably deemed by Issuer to be necessary to complete the Exchange; provided that such additional documents are consistent with the terms hereof and do not include any additional liabilities or obligations of any of the Noteholder Parties or the Holders without each Noteholder Party’s prior written consent.

(e) The Issuer hereby agrees to publicly disclose on or before 9:30 a.m., New York City time, on the first business day after the date hereof (the “Disclosure Time”), all material terms of the Exchange as contemplated by this Agreement in a press release or Current Report on Form 8-K (the “Disclosure Disclosure”). The Issuer hereby acknowledges and agrees that any such Disclosure Document will disclose all confidential information communicated by the Issuer to the Noteholder Parties or the Holders to the extent the Issuer believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise. Immediately following the filing of such Disclosure Document, neither the Noteholder Parties nor any Holder shall be in possession of any material, nonpublic information received from the Issuer, any of its subsidiaries or any of its respective officers, directors, affiliates, employees or agents, including, without limitation, the Financial Advisor, that is not disclosed in the Disclosure Document. In addition, effective upon the earlier of (i) Disclosure Time and (ii) the issuance of the Disclosure Document, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Issuer, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Financial Advisor, on the one hand, and the Noteholder Parties and/or any of the Holders or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. The Issuer understands and confirms that the Noteholder Parties and their respective affiliates will rely on the foregoing representations in effecting transactions in securities of the Issuer.

(f) The Issuer agrees that it shall execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as the Noteholder Parties may reasonably request in connection with the transactions contemplated hereby.

(g) The Company hereby represents and warrants as of the date hereof that none of the economic terms offered to any person or entity with respect to any exchange of Existing Notes for New Notes is or will be more favorable to such person or entity than those of the Holders and this Agreement. If as of the date hereof the Company enters into an agreement for the exchange of Existing Notes for New Notes with any person or entity with economic terms that are different from this Agreement, then (i) the Company shall provide written notice thereof to the Purchasers promptly following the occurrence thereof and (ii) this Agreement shall be, without any further action by any Holder or the Company, deemed amended and modified in an economically equivalent manner such that the Purchasers shall receive the benefit of the more favorable economic terms contained in such other agreement.

Section 5. Settlement; Cancellation of Exchanged Notes. On the date hereof, the Parties shall consummate the Exchange in the following manner:

(a) each Noteholder Party shall (as applicable), and shall cause each applicable Holder to, deliver or cause to be delivered to the Issuer (i) all of the Exchanged Notes set forth on Schedule I hereto opposite such Noteholder Party’s or Holder’s, as applicable, name for acceptance and cancellation via DTC and (ii) not later than five business days from the date hereof, a properly completed and executed IRS Form W-9 or W-8, as applicable.

(b) promptly following receipt of all of the Exchanged Notes, the Issuer shall (i) deliver to the Existing Trustee an Authentication, Delivery and Cancellation Order substantially in the form set forth on Exhibit A hereto and (ii) issue to each Holder via DTC, pursuant to the New Indenture, New Notes equal to the amount set forth on Schedule I hereto opposite such Holder’s name by delivering, or causing to be delivered, to such Holder, through its custodian(s) as specified on Schedule I hereto opposite such Holder’s name.

Section 6. Conditions. The obligations of the Noteholder Parties to exchange their Existing Notes for the New Notes shall be subject to the following conditions:

(a) The Noteholder Parties shall have received an executed copy of this Agreement.

(b) Wachtell, Lipton, Rosen & Katz, counsel to the Issuer, shall have furnished to the Noteholder Parties, as of the date hereof, a customary written opinion concerning certain matters pertaining to the Issuer, in form and substance reasonably satisfactory to the Noteholder Parties.

(c) The Noteholder Parties shall have received such other documents, instruments and agreements as the Noteholder Parties may reasonably request in connection with the transactions contemplated hereby.

Section 7. Further Assurances. If the Existing Trustee and/or U.S. Bank Trust Company, National Association, as trustee for the New Notes, is unable to locate a Noteholder Party’s or Holder’s, as applicable, DWAC withdrawal or deposit request, as applicable, or such DWAC withdrawal or deposit request does not conform to the information set forth on Schedule I hereto, the Parties agree to cooperate using commercially reasonable efforts to effect the cancellation of Exchanged Notes and/or delivery of the New Notes contemplated hereby, as applicable, as promptly as reasonably practicable after it would otherwise take place, and such failure shall not be deemed a breach of this Agreement by either Party; provided that, for the avoidance of doubt, notwithstanding any delay in the delivery of the Exchanged Notes, no additional interest shall accrue on the Exchanged Notes from and after the date hereof. Subject to the terms and conditions set forth in this Agreement, each of the Parties hereby covenants and agrees to use its reasonable best efforts, as expeditiously as possible and during the term of this Agreement, to perform its respective obligations under this Agreement and take such actions as may be reasonably necessary under this Agreement to consummate the Exchange, including the obtaining of all necessary consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary to consummate the Exchange contemplated hereby. For the avoidance of doubt, each of the Noteholder Parties shall cause each applicable Holder to comply with such Holder’s obligations under this Agreement.

Section 8. Tax Matters. The Parties agree that (i) the New Notes are treated as debt for U.S. federal income tax purposes that is not governed by the rules set out in Treasury Regulations Section 1.1275-4 and (ii) the Issuer shall be entitled to determine in good faith the “issue price” (within the meaning of Section 108(e)(10) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the New Notes in accordance with the Code, the Treasury Regulations promulgated thereunder and any other applicable law (collectively, the “Tax Determinations”). Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, the Parties shall not and the Noteholder Parties shall cause each other Holder not to, take any position inconsistent with any Tax Determination on any tax return, in any tax proceeding or otherwise.

Section 9. Survival.

(a) This Agreement and the obligations of the Parties hereunder will terminate upon the earliest of (A) the mutual written consent of the Parties and (B) the consummation of the Exchange.

(b) Notwithstanding anything herein to the contrary, no termination of this Agreement shall relieve or otherwise limit the liability of any Party for any breach of this Agreement occurring prior to such termination. Notwithstanding Section 9(a), this Section 9(b), Section 2, Section 3, Section 8 and Section 13 shall survive termination of this Agreement.

Section 10. Effectiveness. This Agreement shall not become effective and binding on a Party unless and until a counterpart signature page to this Agreement has been executed and delivered by such Party.

Section 11. Waivers and Amendments. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by each of the Parties hereto. Any failure of a Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver. No delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any waiver on the part of any party to this Agreement of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 12. Release. Each Noteholder Party (for itself and on behalf of each other Holder) hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Issuer and its Affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of any information in connection with the exchange of the Exchanged Notes pursuant to the terms hereof; provided, however, that in no event shall any waivers, discharges and releases provided herein apply to the Issuer, its officers, directors, employees and Affiliates in respect of the Issuer’s fraud or willful misconduct. The Noteholder Parties acknowledge (for itself and on behalf of each other Holder) that none of the Issuer or any of its directors, officers, subsidiaries or affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.

Section 13. Miscellaneous.

(a) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in person by courier service or messenger or sent by email or (ii) on the next business day if transmitted by international overnight courier, in each case as follows:

If to the Issuer, addressed to:

The RealReal, Inc. 55 Francisco Street Suite 150

San Francisco, CA 94133

Attention: Todd Suko, Chief Legal Officer and Secretary

E-mail:   todd.suko@therealreal.com

with a copy to (for informational purposes only):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Michael S. Benn

E-mail:   MSBenn@wlrk.com

If to a Noteholder Party, to the address on the signature page to this Agreement.

(b) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c) Venue. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a court of competent jurisdiction located in the City of New York. Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum.

(d) Personal Jurisdiction. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of a court of competent jurisdiction located in the City of New York for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

(e) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY OR HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(e).

(f) Remedies. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of appropriate jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g) Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h) Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. No Party shall assign this Agreement or any rights or obligations hereunder or, in the case of the Holders, any of its Exchanged Notes, without the prior written consent of the Issuer (in the case of assignment by a Noteholder Party or Holder) or the Noteholder Parties (in the case of assignment by the Issuer). Any assignment in violation of the foregoing shall be null and void ab initio.

(i) No Third-Party Beneficiaries. Unless expressly stated or referred to herein, this Agreement shall be solely for the benefit of the Parties and no other person shall be a third-party beneficiary of this Agreement. Notwithstanding anything in this Agreement to the contrary, any internal or outside counsel to the Issuer may rely on any and all of the representations, warranties, covenants and agreements contained in this Agreement solely in connection with the issuance of legal opinions relating to the Exchange.

(j) Entire Agreement. This Agreement, together with all exhibits attached hereto, constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements among the Parties with respect thereto.

(k) Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

(l) Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(m) Interpretation. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above set forth.

THE REALREAL, INC.

By:
Name:
Title:

[Signature page to Exchange Agreement]

Accepted and agreed as of the date first written above:

Remaining signature pages on file.

[Signature page to Exchange Agreement]

SCHEDULE I

On file.

EXHIBIT A

FORM OF AUTHENTICATION, DELIVERY AND CANCELLATION ORDER

On file.